Exhibit 5.2

March 19, 2012

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, Colorado 80203-4518

Re:                             Cimarex Energy Co.
Post-Effective Amendment No. 2 to Registration Statement on Form S-3
(Registration No. 333-162051)

Ladies and Gentlemen:

We have acted as counsel to Cimarex Energy Co., a Delaware corporation (the “Company”), and certain of its subsidiaries in connection with the Registration Statement on Form S-3 (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on September 22, 2009, as amended by Post-Effective Amendment No. 1 (“Amendment No. 1”) filed with the SEC on October 21, 2009 and Post-Effective Amendment No. 2 (“Amendment No. 2” and, together with the Initial Registration Statement and Amendment No. 1, the “Registration Statement”) to be filed on or about the date hereof.  Amendment No. 2 relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) of the Company’s debt securities (the “Debt Securities”), with respect to which the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”) may issue full and unconditional guarantees (the “Guarantees”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i.              The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Certificate”);

ii.             The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Bylaws”);

iii.            The Registration Statement;

iv.            The Prospectus;

v.             The form of indenture incorporated by reference as an exhibit to the Registration Statement, to be entered into on or about the date of first issuance of Debt Securities thereunder, between the Company and U.S. Bank National Association, as trustee (the “Indenture”);

vi.            Resolutions adopted by the Board of Directors of the Company (the “Company Board”) relating to the Registration Statement, certified as of a recent date by an officer of the Company (the “Company Resolutions”);

vii.           Such other records of the corporate proceedings of the Company that we considered necessary or appropriate for the purpose of rendering this opinion;

viii.          Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

ix.            Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1.             Each series of the Debt Securities issued under the Indenture will be duly authorized and valid and binding obligations of the Company and, if guaranteed by the Subsidiary Guarantors, the Guarantees will be valid and binding obligation of the Subsidiary Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture and, if the Debt Securities are guaranteed by the Subsidiary Guarantors, the boards of directors or other governing bodies of each of the Subsidiary Guarantors (the “Guarantor Boards”) shall have duly adopted final resolutions authorizing the Guarantees to be entered into in connection with such series of Debt Securities; (iii) such series of Debt Securities shall have been duly created by a duly executed and delivered Indenture; (iv) the Indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly executed and delivered pursuant to the terms of such Indenture and, if the Debt Securities are guaranteed by the Subsidiary Guarantors, the Guarantees shall have been duly executed and delivered by the Subsidiary Guarantors; and (v) such Debt Securities shall have been duly executed, authenticated and issued as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of each series of Debt Securities: (a) the Registration Statement and any required post-effective amendment thereto shall all have become effective under the Act and no stop order shall have been issued by the SEC relating to the Registration Statement; (b) the authorization thereof by the Company Board and, if the Debt Securities are guaranteed by the Subsidiary Guarantors, the authorization of the Guarantees by the Guarantor Boards shall not have been modified or rescinded; (c) the issuance, sale and delivery of each series of Debt Securities do not violate any applicable law and no change in law affecting the validity, legally binding character or enforceability of the authorization by the Company Board and, if the Debt Securities are guaranteed by the Subsidiary Guarantors, the Guarantor Boards shall have occurred; (d) the form of the Indenture shall not have been modified; (e) the Debt Securities have been issued in accordance with the Indenture which constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (f) upon the issuance of the Debt Securities, the amount of Debt Securities outstanding does not exceed the amount authorized by the Company Board and, if the Debt Securities are guaranteed by the Subsidiary Guarantors, the amount of Debt Securities guaranteed by the Subsidiary Guarantors does not exceed the amount authorized to be guaranteed by the Guarantor Boards; (g) the Certificate and Bylaws of the Company and the Certificate or Articles of Incorporation, as applicable, and Bylaws of the Subsidiary Guarantors (the “Guarantor Documents”) shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (h) the authorizations by the Company Board will be made in accordance with the Certificate, the Bylaws, the Company Resolutions and the DGCL (as defined below); and (i) the authorizations by the Guarantor Boards will be made in accordance with the Guarantor Documents and the DGCL or the Texas Business Corporation Act, as applicable.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited to the laws of the State of New York, and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.

This opinion may be filed as an exhibit to the Registration Statement.  Consent is also given to the reference to the firm Holme Roberts & Owen LLP under the caption “Validity of the securities” in the Prospectus.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Sincerely,

/s/ BRYAN CAVE LLP